Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to the Securities Purchase Agreement (this “Amendment”) is made as of September 21, 2011, by and among First Mariner Bancorp (the “Company”), First Mariner Bank (the “Company Bank”) and Priam Capital Fund I, LP (the “Investor”).

I.                   RECITALS

  The parties to this Amendment entered into that certain Securities Purchase Agreement dated as of April 19, 2011 (the “Agreement”);

  The parties to this Amendment wish to amend the Agreement as set forth below.

The parties to this Amendment hereby agree as follows:

II.                amendment

A.                 Amendment to Section 1.2(b)(1)(ii)

The Agreement is amended by deleting the current Section 1.2(b)(1)(ii) in its entirety and replacing it with the following new Section 1.2(b)(1)(ii):

(ii)        if the Common Stock is listed on the NASDAQ Stock Market (“NASDAQ”) immediately prior to the Closing, the Company shall have received the approval of NASDAQ to issue the Purchased Shares, the Warrant and the securities to be issued in the Other Private Placements, for the conversion of the Series A Preferred Stock into Common Stock and for the Investor to exercise the Warrant, without the approval of the Company's stockholders in reliance on Rule 5635(f) of the NASDAQ Stock Market Listing Rules (the “NASDAQ Approval”), and such NASDAQ Approval shall be in full force and effect;

B.                 Amendment to Section 1.2(b)(1)(xxiii)

The Agreement is amended by deleting the current Section 1.2(b)(1)(xxiii) in its entirety and replacing it with the following new Section 1.2(b)(1)(xxiii):

(ii)        the Company and the TRuPS Holders shall have entered into the TRuPS Exchange Agreements with respect to an aggregate liquidation amount of Company TRuPS of $2,650,000 on the economic terms described in Recital H hereof and on such other terms and conditions, and in such a form, as are acceptable to the Investor, and, if (A) the NASDAQ shall have approved the issuance of the Exchange Shares to the TRuPS Holders without the approval of the Company's stockholders in reliance on Rule 5635(f) of the NASDAQ Stock Market Listing Rules at or prior to the satisfaction (or waiver) of the other conditions set forth in this

Section 1.2(b)(1) (the “NASDAQ Exchange Exemption”) or (B) the Common Stock shall not be listed on the NASDAQ immediately prior to such consummation, the TRuPS Exchange shall have been consummated pursuant to and in accordance with the terms thereof;

C.                 Amendment to Section 1.2(b)(2)(ii)

The Agreement is amended by deleting the current Section 1.2(b)(2)(ii) in its entirety and replacing it with the following new Section 1.2(b)(2)(ii):

(ii)        if the Common Stock is listed on the NASDAQ immediately prior to the Closing, the Company shall have received the NASDAQ Approval, and the NASDAQ Approval shall be in full force and effect;

D.                Amendment to Section 3.2(c).

The Agreement is amended by deleting the current Section 3.2(c) in its entirety and replacing it with the following new Section 3.2(c):

(c)       Within five business days of the end of each month, beginning with September 2011, the Company and the Company Bank shall be jointly and severally obligated to reimburse the Investor for all Transaction Expenses (as defined below) incurred by the Investor and its Affiliates during such month, subject to receipt by the Company and the Company Bank of a written accounting therefor setting forth in reasonable detail the Transaction Expenses actually incurred by the Investor; provided, however, that (1) the Company and the Company Bank shall not be obligated to reimburse the Investor pursuant to this Section 3.2(c) for Transaction Expenses incurred prior to September 21, 2011 and (2) in no event shall the Company or the Company Bank be obligated to reimburse the Investor pursuant to this Section 3.2(c) for Transaction Expenses in excess of $150,000 in the aggregate. “Transaction Expenses” means all out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents, or any other investment in the Company or the Company Bank, including due diligence efforts, the negotiation and preparation of any transaction documents, the preparation and filing of regulatory applications and notices, and the undertaking of any such transaction, including, but not limited to, the fees and expenses of the Investor's accounting, financial and investment banking advisors, legal counsel and credit review, but excluding the purchase price for any of the securities to be purchased hereunder. Upon the termination of this Agreement, the Company and the Company Bank shall be jointly and severally obligated to promptly, but in any event within two business days, reimburse the Investor for all Transaction Expenses, incurred after September 21, 2011 and up to and including the date the Agreement is terminated, not yet reimbursed pursuant to this Section 3.2(c), subject to (1) the $150,000 limitation set forth in clause (2) of the proviso contained in the first sentence of this Section 3.2(c) and (2) to receipt by the Company and the Company Bank of a written accounting therefor setting forth in reasonable detail the Transaction Expenses actually incurred by the Investor. To be reimbursable pursuant to this Section 3.2(c), any Transaction Expenses incurred by the Investor and its Affiliates must have been incurred reasonably and in consultation with the Company, taking into account all facts available to the Investor and the status of the Company's capital raising efforts.

E.                 New Section 3.2(d).

The Agreement is amended by adding a new Section 3.2(d) as follows:

(d)       On the Closing Date, the Company and the Company Bank shall be jointly and severally obligated to pay to the Investor, as reimbursement for previously incurred Transaction Expenses not yet reimbursed, an amount of up to $750,000, together with any reimbursement for Transaction Expenses incurred after September 21, 2011 not yet made pursuant to Section 3.2(c), subject to receipt by the Company and the Company Bank of a written accounting therefor setting forth in reasonable detail the Transaction Expenses actually incurred by the Investor. The Company and the Company Bank shall be responsible for all closing and annual administrative fees and expenses including all costs incurred to obtain the Stockholder Approvals, the NASDAQ Approval and the NASDAQ Exchange Exemption, the fees and expenses of any Company advisors (including Company and Company Bank counsel, the Company's and the Company Bank's accounting and financial advisors and other professional fees), SEC registration fees and related expenses, and fees and expenses of any broker or finders.

F.                  New Section 3.2(e).

The Agreement is amended by adding a new Section 3.2(e) as follows:

(e)       If (1) this Agreement is terminated by any party pursuant to Section 5.1(d) or by the Investor pursuant to Section 5.1(l) and (2) at any time prior to the date that is six months after the termination of this Agreement, the Company and/or the Company Bank enters into a definitive agreement to effect, or consummates, an Alternative Transaction Proposal, the Company and the Company Bank shall be jointly and severally obligated to pay to the Investor, as an additional expense reimbursement, an amount equal to $250,000 not later than two business days following the date such Alternative Transaction Proposal is consummated.

G.                Amendment to Section 3.9(a).

The Agreement is amended by deleting the current Section 3.9(a) in its entirety and replacing it with the following new Section 3.9(a):

(a)       [RESERVED]

H.                Amendment to Section 3.11

The Agreement is amended by deleting the current Section 3.11 in its entirety and replacing it with the following new Section 3.11:

3.11      NASDAQ Approval. The Company agrees that, if the Common Stock is listed on the NASDAQ prior to the Closing, the Company will use best efforts to obtain the NASDAQ

Approval in connection with the transactions contemplated by this Agreement, the Other Securities Purchase Agreements and the other Transaction Documents. The Company shall submit any written request for the NASDAQ Approval and any and all materials supporting the request for the NASDAQ Approval to the Investor for review and comment prior to submitting such materials to the NASDAQ, and all such materials shall be approved by the Investor prior to submission (such approval not to be unreasonably withheld or delayed). Any and all follow up or responsive materials produced by the Company shall be approved by the Investor prior to submission to the NASDAQ. The Company shall inform the Investor as soon as is practicable upon the receipt of the NASDAQ Approval and any related communication from the NASDAQ. A representative of the Investor shall have the right to attend, to the extent permitted by the NASDAQ, all meetings and conference calls relating to the matters set forth in this Section 3.11. The Company shall make its initial submission to the NASDAQ in respect of the receipt of the NASDAQ Approval not later than 14 calendar days after the date on which the Company has entered into Other Securities Purchase Agreements providing for aggregate gross proceeds to the Company of at least the Minimum Proceeds Amount, or, if later but prior to the Closing, such time as the Common Stock becomes listed on the NASDAQ.

I.                   Amendment to Section 3.12

The Agreement is amended by deleting the last sentence of the current Section 3.12 and replacing it with the following new last sentence of Section 3.12:

In the event that the NASDAQ Exchange Exemption has not been obtained prior to the Closing and the TRuPS Exchange is not completed prior to the Closing, (i) the Company shall submit to its stockholders for approval at the Special Meeting the issuance of the Exchange Shares for purposes of rule 5635 of NASDAQ's listing rules, and the provisions of Section 3.1(b) shall apply to such approval as if it were part of the Stockholder Approvals mutatis mutandis and (ii) the Company shall consummate the TRuPS Exchange, as well as any Additional TRuPS Exchange, as promptly as practicable following the receipt of such stockholder approval.

J.                  Amendment to Section 4.12.

The Agreement is amended by deleting the current Section 4.12 in its entirety and replacing it with the following new Section 4.12:

4.12      NASDAQ Listing. The Company shall use its reasonable best efforts to cause the Common Stock to be listed on the NASDAQ at or prior to the Closing.

K.                Amendment to Section 5.1(c).

The Agreement is amended by deleting the current Section 5.1(c) in its entirety and replacing it with the following new Section 5.1(c):

(c)       [RESERVED]

L.                 Amendment to Section 5.1(d).

The Agreement is amended by deleting current Section 5.1(d) in its entirety and replacing it with the following new Section 5.1(d):

(d)       by either the Company or the Investor, upon written notice to the other, in the event that the Closing Date does not occur on or before November 30, 2011 (the “Outside Date”); provided, however, that the respective rights to terminate this Agreement pursuant to this Section 5.1(d) shall not be available to any party whose failure to perform any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date;

M.              Conflict.

To the extent there is a conflict between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment will govern.

N.                No Further Amendment.

Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect. The Company, the Company Bank and the Investor hereby ratify their respective obligations thereunder.

O.                Governing Law.

This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Amendment and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the District of Maryland or, if that court does not have jurisdiction, in any state court located in Baltimore, Maryland and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

P.                  Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Q.                Counterparts and Facsimile.

For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

R.                Definitions.

Capitalized terms used herein and not defined shall have the meanings specified in the Agreement.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

FIRST MARINER BANCORP

By:	/s/ Edwin F. Hale, Sr.
	Name:	Edwin F. Hale, Sr.
	Title:	Chairman and CEO

FIRST MARINER BANK

By:	/s/ Edwin F. Hale, Sr.
	Name:	Edwin F. Hale, Sr.
	Title:	Chairman and CEO

Priam Capital Fund I, LP

By:	Priam Capital Associates LLC as
General Partner of Priam Capital Fund I, LP

By:	/s/ Andrew Goldman
	Name:	Andrew Goldman
	Title:	Authorized Signature

[SIGNATURE PAGE TO FIRST AMENDMENT
TO SECURITIES PURCHASE AGREEMENT]